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                                                                   Exhibit 10.08

                             FORM OF EMPLOYMENT AND
                                 NON-COMPETITION
                                    AGREEMENT

              THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this ___ day of ________________, 199__ between AppliedTheory Communications, Inc./AppliedTheory Corporation (the "Company"), and ___________________ (the "Executive"); and

              WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as the ____________________ of the Company and to set forth certain additional agreements between the Executive and the Company.

              NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1.       Employment Period.

                  The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement during a term of ______ (__) years (the "Employment Period") commencing as of the date first above written (the "Commencement Date") and ending on the _____ anniversary thereof (the "Expiration Date", and the period of time described in this Section 1 being the "Term").

         2.       Duties and Status.

                  The Company hereby engages the Executive as the ___________________ of the Company on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position (or if the Executive is promoted, with his new position), commensurate with the authority vested in the Executive pursuant to this Agreement and consistent with the Bylaws of the Company. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may make and manage passive personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder.

         3.       Compensation and Benefits.
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                  (a) Salary. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary of $______ per annum, payable in arrears not less frequently than monthly and in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for possible increase by the Board of Directors in its sole discretion, but shall in no event be decreased from its then existing level during the Employment Period.

                  (b) Annual Bonus. During the Employment Period, the Board of Directors may, at its sole discretion, establish an annual bonus program for senior executives (the "Bonus Plan") and if such Bonus Plan is established, the Executive shall have the opportunity to earn an annual bonus in accordance with such Bonus Plan. The payment of any annual bonus under any such program, if established, shall be contingent upon the achievement of certain performance goals established by the Board of Directors in its discretion. The foregoing does not constitute an agreement or representation by the Company that the Executive's bonus opportunities under any such bonus program may not be changed from time to time, nor that the Executive will be paid a bonus in any given year.

                  (c) Equity Participation.

                      (i) During the Employment Period, the Executive shall retain all rights, in accordance with the terms of each respective award, under stock options outstanding and held by the Executive on the first day of the Employment Period.

                      (ii) In addition to the options described in the foregoing clause (i), the Board of Directors in its sole discretion may determine to grant the Executive additional awards under any other stock option or equity based incentive compensation plan or arrangement adopted by the Company during the Employment Period for which the Company's senior executives are eligible. The level of the Executive's participation in any such plan or arrangement, if any, shall be determined by the Board of Directors in its sole discretion.

                      (iii) To the greatest extent permissible in accordance with applicable IRS regulations, options to acquire Company stock which may be granted to the Executive shall be in the form of qualified options. Any options which cannot be granted in the form of qualified options will be granted to the Executive as non-qualified options.

                  (d) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements of the Company in effect during the Employment Period which are generally available to senior executives of the Company. Such participation shall be subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company.


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Such fringe benefits shall include, but not be limited to, 4 weeks of vacation pay per year, to be used in accordance with the Company's vacation pay policy for senior executives.

                  (e) Automobile Allowance. During the Employment Period, the Company will reimburse the Executive for the costs of an automobile comparable to that with which other senior executives are currently provided, up to a maximum of $___ per month. This includes any car lease or similar expense, insurance and tax costs paid by the Executive.

                  (f) Business Expenses. During the Employment Period, the Company shall promptly reimburse the Executive for all appropriately documented, reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies as then in effect.

         4.       Termination of Employment.

                  (a) Termination for Cause. The Company may terminate the Executive's employment hereunder for cause. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of the Executive's:

                      (i) willfully engaging in conduct which is materially injurious to the Company;

                      (ii) willful fraud or material dishonesty in connection with his performance hereunder;

                      (iii) deliberate or intentional failure to substantially perform his duties hereunder that results in material harm to the Company;

                      (iv) the conviction for, or plea of nolo contendere to a charge of, commission of a felony; or

                      (v) the continuous and habitual failure by the Executive to substantially perform his duties under this Agreement.

                  (b) Termination for Good Reason. The Executive shall have the right at any time to terminate his employment with the Company for "good reason". For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4(c) hereof, the Executive shall have "good reason" to terminate his employment hereunder in the following cases:

                      (i) a material diminution during the Employment Period in the Executive's duties, responsibilities or title as set forth in Section 2 hereof;

                      (ii) a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

                      (iii) a material breach by the Company of any of the terms of this Agreement, other than as specifically provided herein; or

                      (iv) the relocation of Executive's principal place of business at the request of the Company beyond 50 miles from its current location


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                  (c) Notice and Opportunity to Cure. Notwithstanding the
foregoing, except in the situations described in sections 4(a)(i) through 4(a)(iv), the Company may not terminate the Executive's employment for "cause" and the Executive may not terminate his employment for "good reason" unless (1) the party seeking to terminate the Executive's employment shall have first provided the other party with written notice of the intended termination and the reason for such termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of twenty days shall have elapsed between the delivery of such notice and the termination of this Agreement without the breaching party having, in the opinion of the party alleging a breach, effectively cured or remedied such breach.

                  (d) Termination Upon Death or Permanent and Total Disability. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Board of Directors if the Executive shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of either (i) six or more consecutive months from the first date of the Executive's absence due to the disability or (ii) nine months during any twelve-month period (a "Permanent and Total Disability"). If the Employment Period is terminated by reason of Permanent and Total Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive.

         5.       Consequences of Termination.

                  (a) Without Cause or for Good Reason. In the event of a termination of the Executive's employment during the Employment Period (i) by the Company other than for "cause" (as provided for in Section 4(a) hereof),
(ii) by the Executive for "good reason" (as provided for in Section 4(b) hereof) or (iii) due to death or disability (as provided for in Section 4(d) hereof) the Company shall pay the Executive and provide him with the following:

                      (i)    Payments.

                             (A) SALARY. The Executive's then-current base salary payable for the Non-Compete Period (as defined in Section 8 hereof); plus

                             (B) BONUSES A pro rata portion of any goal-based bonus pursuant to the Bonus Plan provided that, in the sole opinion of the Chief Executive Officer, by the date of termination the Executive would have been likely to meet bonus plan goals had he not been terminated; plus

                             (C) EARNED BUT UNPAID AMOUNTS. Any previously earned but unpaid salary through the Executive's final date of employment with the Company, and any previously earned but unpaid bonus amounts pursuant to the Bonus Plan for any completed fiscal year prior to the date of the Executive's termination of employment.


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                                    Payments of the amounts described above will
                                    be made in accordance with the timetable and schedule contemplated for such payments, as though such termination had not occurred.

                      (ii) Equity. Any existing stock options or other similar awards outstanding at the date of termination shall immediately vest and will, in all other respects, continue to be governed by, and continued in accordance with, their applicable plan and grant documents.

                      (iii) Other Benefits. Continued coverage under all health, life, disability and similar employee benefit plans and programs of the Company on the same basis as the Executive was entitled to participate immediately prior to such termination for the Non-Compete Period; provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. If Executive is covered under substitute benefit plans of another employer prior to the expiration of the Non-Compete Period, the Company will no longer be required to continue the respective coverage described in this Section 5(a)(iii).

                  (b) Other Termination of Employment. In the event that the Executive's employment with the Company is terminated during the Employment Period (i) by the Company for "cause" (as provided for in Section 4(a) hereof),or (ii) by the Executive other than (a) for "good reason" (as provided for in Section 4(b) hereof), the Company shall pay the Executive (or his legal representative) any earned but unpaid salary and annual bonus amounts for any completed fiscal year prior to the date of the Executive's termination of employment, but only to the extent such amounts are payable in accordance with the terms of any such plan, through the Executive's final date of employment with the Company, and the Company shall have no further obligations to the Executive.

                  (c) Withholding of Taxes. All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, social security, excise tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.


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                  (d) No Other Obligations. The benefits payable to the
Executive under this Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, except as provided specifically herein, and upon termination the Executive will receive such benefits or payments, if any, as he may be entitled to receive pursuant to the terms of such plans, programs and arrangements. Except for the obligations of the Company provided by the foregoing and this Section 5, the Company shall have no further obligations to the Executive upon his termination of employment.

                  (e) No Mitigation or Offset. Subject to Section 6(c)(ii), the Executive shall be required to mitigate the damages provided by this Section 5 by seeking substitute employment or otherwise and there shall be offset by the Executive with respect to the payments or benefits set forth in this Section 5, except for the payments described in Sections 5(a)(i)(B) and 5(a)(i)(C) and except as otherwise qualified in Section 5(a)(iii).

         6.       Change of Control.

                  (a) Definition. For purposes of this agreement, a "Change of Control" shall mean:

                      (i) the approval by the stockholders of the Company, and the completion of the transaction resulting from such approval, of (A) the sale or other disposition of all or substantially all the assets of the Company or (B) a complete liquidation or dissolution of the Company;

                      (ii) the approval by the stockholders of the Company, and the completion of the transaction resulting from such approval, of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which the outstanding shares of common stock of the Company are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing fifty percent (50%) or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company of another company) or cash or other property;

                      (iii) pursuant to an affirmative vote of a holder or holders of seventy five percent (75%) of the capital stock of the Company entitled to vote on such a matter, the removal of a majority of the individuals who are at that time members of the Board of Directors; or

                       (iv) the acquisition by any entity or individual of one hundred percent of the capital stock of the Company.

Notwithstanding the foregoing, it is understood by the parties to this Agreement that a "Change of Control" shall not include any transaction the purpose of which is to reorganize the Company's corporate structure, reincorporate the Company in another jurisdiction or undertake


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any other action which does not materially affect the ownership and control of the Company at the time of such transaction.

                  (b) Vesting of options upon a Change of Control. Notwithstanding anything to the contrary in any stock option contract between the Company and the Executive or in any stock option plan or similar plan of the Company, upon the occurrence of a Change of Control, all options held by the Executive which shall not yet have vested will vest and become immediately exercisable. After such a Change of Control, the Executive's options shall remain exercisable for the period remaining under the relevant stock option contract and shall not have a shortened period of exercisability as a result of the Change of Control, except for statutory stock options which shall, if the Executive's employment is terminated, expire 90 days after his termination (or 1 year if the Executive's termination results from his death or permanent and total disability).

                  (c) Severance upon a Change of Control.

                      (i) If the Executive's employment is terminated within one year of a Change of Control for any reason other than by the Company for "cause", the Executive shall be entitled to the payments described in the preceding Section 5(a), except that the Non-Compete Period (as defined in Section 8 hereof) applicable for the purposes of Sections 5(a) and 8 hereof shall increase by a factor of two.

                      (ii) If the Executive's employment is terminated within one year of a Change of Control for any reason other than by the Company for "cause", the Executive shall be not be required to mitigate the damages provided by this Section 5 of this Agreement by seeking substitute employment or otherwise and there shall be no offset by the Executive with respect to the payments and benefits set forth in this Section 5 of this Agreement, except as otherwise qualified in Section 5(a)(iii).

         7.       Indemnity.

                  The Company shall, to the fullest extent permitted by law and by its Certificate of Incorporation and Bylaws, indemnify Executive and hold him harmless for any acts or decisions made by him in good faith while performing his duties pursuant to this Agreement.

         8.       Restrictive Covenants.

                  (a) Obligations of the Parties. In the event that the Executive's employment with the Company is terminated for any reason, the Executive and the Company shall negotiate in good faith the terms and conditions under which the Executive may seek future employment. If a good faith agreement thereon cannot be reached, the terms of this Section 8 shall govern.

                  (b) Non-Compete Covenant. Subject to 8(a) herein, the Executive covenants and agrees that for the period of [18/12] months (or 6 months, if prior to termination date the Executive has been an employee of the Company under this Agreement or any other employment agreement for less than 6 months) from the date the Executive is no longer an


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employee of the Company (the "Non-Compete Period") for any reason other than because of a termination by the Executive for "good reason" or a termination by the Company without cause, the Executive will not, directly or indirectly, compete with the Company by carrying on anywhere in the United States of America (the "Territory") a line of business substantially similar to the business and activities of the Company as conducted at the time of termination (the "Business"). All of the foregoing of this Section 8(b) shall be qualified by
Section 6(c) of this Agreement. In addition, the Executive shall continue to be bound by the restrictions and obligations arising under this Section 8 for the duration of the Non-Compete Period, notwithstanding the fact that such Non-Compete Period shall extend beyond the Term of this Agreement.

                  (c) Definition of Compete. For purposes of this Agreement, the term "compete" shall mean (a) calling on, soliciting or taking away, as a client or customer any individual, partnership, corporation or association that was a client or customer of the Company during the 12-calendar month period immediately preceding any such act for the purpose of competing with the Company; (b) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Company either on behalf of himself or any other person or entity for the purpose of competing with the Company; or (c) for the period of this Agreement, entering into or attempting to enter into any business offering goods and services which are substantially similar to or competing in any way with the goods and services which are then being offered by the Company.

                  (d) Direct or Indirect Competition. For purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean: (a) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise, which is competing (as defined in Section 2, above) with the Business; (b) participating in any such competing entity or enterprise, or the Affiliate of such entity or enterprise, as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than a five percent interest in a corporation whose shares are actively traded on a regional or a national securities exchanged or in the over-the-counter market); or (c) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer of the Company or any entity having title to the goodwill of the Company with respect to the Business.

                  (e) Confidential Data. For purposes of this Agreement, "Trade Secrets" shall mean any scientific or technical information, design, process, procedure, formula or improvement, or any portion or phase thereof, whether or not patentable, that is owned by, or that has, at the time of determination of its status, been used by the Company and that is not generally known to competitors of the Company, and information concerning proposed new products, software and marketing processes, market feasibility studies, and proposed or existing marketing techniques or plans relating to the Business that are not generally known to competitors of the Company. The term "Confidential Information" shall mean any data or information, other than Trade Secrets, that is owned by, or that has, at the time of termination of its status, been used by the Company relating to the Business and is not generally known to competitors of the Company, including, but not limited to, Proprietary Customer Information (as defined below), information relating to the Business, the identity of suppliers, customers, subscribers, advertisers, sales methodology, software and information about the personnel of the Company. The term "Proprietary Customer Information" shall mean all information


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concerning the identity and purchasing habits of customers of the Company with respect to the Business to the extent that such information is a valuable component of the Business and is not generally ascertainable by parties unaffiliated with the Company. The terms Trade Secrets, Confidential Information and Proprietary Customer Information are hereinafter sometimes collectively referred to as "Confidential Data."

                      The Executive agrees that, during the period set forth in 8(b), above, and thereafter for so long as such information remains Confidential Data, he will keep confidential and not directly or indirectly divulge, furnish, make accessible to anyone or appropriate for his own use any Confidential Information, and that at no time will he or it divulge, furnish and make accessible to anyone or appropriate for his own use any Trade Secrets. Executive further acknowledges and agrees that the Company has a legitimate interest in protecting Proprietary Customer Information from misappropriation or diversion by Executive or any competitor. Executive hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and other confidential proprietary data, and the enforcement by the Company of their rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

                  (f) Reasonableness of Restrictions. Executive recognizes that the territorial and time limitations set forth in Section 8(b), above, are reasonable, not burdensome and are properly required by law for the adequate protection of the Company, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then Executive agrees and submits to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

                  (g) Injunctive Relief. Executive acknowledges that Executive's expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach of the provisions of this Agreement cannot be reasonably or adequately compensated in damages in an action at law and that such breach will cause the Company irreparable injury and damage. Executive further acknowledges that Executive possesses unique skills, knowledge and ability and that competition in violation of this Agreement would be extremely detrimental to the Company. By reason thereof, Executive agrees that the Company shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to the Company by such breach or threatened breach; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

                  (h) Meaning of "Company". For purposes of this Section 8, the term "Company" shall mean the Company and/or any present or future subsidiary, parent or affiliate.

         9.       Renewal.


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                  This Agreement shall automatically renew for successive [1,
1.5 or 2] year terms, and the Term shall thereby be modified to include any and all periods arising from renewal, unless the Company shall deliver to the Executive a notice of its election not to renew on that date which is [1, 1.5 or 2] years before the Expiration Date.

         10.      Notices.

                  All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or sent by express, registered or certified mail, postage prepaid, addressed as follows:

                  If to the Executive:
                           [complete name of the Executive]
                           [address]

                  If to the Company:
                           AppliedTheory Communications, Inc.
                           125 Elwood Davis Road
                           Syracuse, NY 13212-4311
                           Attn: Controller / Treasurer

Either party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

         11.      Arbitration.

                  Except as specifically provided herein, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator in the State of New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Except in the case of disputes or controversies arising from circumstances described in sections 4(a)(i) through 4(a)(iv) of this Agreement, the Company shall bear the expense of any such arbitration proceeding and shall reimburse the Executive, regardless of the outcome, for all of his reasonable costs and expenses relating to such arbitration proceeding, including, without limitation, reasonable attorneys' fees and expenses.

         12.      Waiver of Breach.

                  Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

         13.      Non-Assignment; Successors.

                  Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that the parties hereto hereby agree in advance that (i) this Agreement may be assigned to, and


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shall inure to the benefit of and be binding upon, the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments which may become due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

         14.      Severability.

                  To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         15.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16.      Governing Law.

                  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

         17.      Survivability.

                  Any covenant or agreement of the parties which by its term contemplates performance after the Expiration of this Agreement shall survive and remain in full force and effect notwithstanding the fact that the Employment Period has lapsed or that this Agreement or Executive's employment hereunder, has been terminated.

         18.      Entire Agreement.

                  This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and except as specifically provided herein, supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      EXECUTIVE:


                                      ----------------------------------
                                      Name:


                                      APPLIEDTHEORY COMMUNICATIONS, INC.


                                      By:
                                          ------------------------------
                                          Richard Mandelbaum
                                          Chief Executive Officer


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